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                                                                    EXHIBIT 10.6

                    INTERCREDITOR AND SUBORDINATION AGREEMENT


         INTERCREDITOR AND SUBORDINATION AGREEMENT made as of this 16th day of December, 1997 by and between

         BankBoston, N.A., a national banking association organized under the laws of the United States of America, with a principal place of business at One Hundred Federal Street, Boston, Massachusetts (hereinafter, the "Bank"); and

         Sagaponack Partners, L.P., a Delaware limited partnership, with a principal place of business at 645 Fifth Avenue, New York, New York 10022 (hereinafter "SPLP"); and

         Sagaponack International Partners, L.P., a Cayman Islands limited partnership, with a principal place of business at 645 Fifth Avenue, New York, New York 10022 (hereinafter, "SIP")

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                               W I T N E S S E T H


I.       Definitions

         All capitalized terms used in this Agreement shall have the meanings assigned to them below:

         Agreement. This Intercreditor and Subordination Agreement, including the Exhibits hereto, as the same may be modified, amended, restated or supplemented from time to time.

         Assets. All assets of the Borrower, of whatever nature, real, personal and mixed, whether now owned or hereafter acquired, including without limitation, all real estate, accounts, inventory, equipment, investment property (including, capital stock of the Borrower's subsidiaries), and general intangibles.

         Bank. See Preamble hereto.

         Bank Loan Documents. Those instruments, documents, and agreements described on Exhibit A annexed hereto and incorporated by reference herein, together with all amendments, modifications, restatements and supplements thereto.

         Bank Priority Obligations. All liabilities, debts and obligations of the Borrower to the Bank, each of every kind,


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nature and description, now existing and hereafter arising under the Bank Loan
Documents.

         Borrower. Watson General Corporation, a California corporation.

         Default. Any event or condition which is, or solely with the passage of time or giving of notice or both, would constitute an Event of Default.

         Enforcement. The making of demand for payment or acceleration of the Bank Priority Obligations or the Subordinated Creditor Obligations, as applicable, or the commencement of the exercise of any of the rights and remedies against the Borrower upon the occurrence of any Event of Default.

         Enforcement Notice. A written notice delivered upon the occurrence of an Event of Default specifying the relevant Event of Default and notifying the recipient of the sender's intention to commence Enforcement.

         Event of Default. Any event or condition which constitutes an event of default under the Bank Loan Documents and/or the Subordinated Creditor Loan Documents, as applicable.

         SIP. See Preamble hereto.

         SPLP. See Preamble hereto.

         Subordinated Creditors. Collectively, SPLP and SIP.

         Subordinated Creditor Loan Documents. Those instruments, documents, and agreements described on Exhibit B annexed hereto and incorporated by reference herein, together with all amendments, modifications, restatements and supplements thereto.

         Subordinated Creditor Obligations. All liabilities, debts and obligations of the Borrower to the Subordinated Creditors, each of every kind, nature and description, now existing and hereafter arising under the Subordinated Creditor Loan Documents.

         Subsidiary Security Agreements. The security agreements executed in favor of the Subordinated Creditors by Watson Systems, Inc., Toxguard Fluid Technologies, Inc. and Toxguard Systems, Inc.

II.      Priority of Liens

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         2.1 Priority of Liens. Notwithstanding the date, manner or order of perfection of the mortgage and security interests granted to the Bank or the Subordinated Creditors, and notwithstanding any provisions of any applicable law, the priorities of the liens of the Bank and the Subordinated Creditors in and to the Assets shall be as follows:

                  First, the Bank to the extent of the Bank Priority
         Obligations.

                  Second, the Subordinated Creditors to the extent of the Subordinated Creditor Obligations.

         2.2 Survival of Priorities. The priorities established hereunder apply only as among the Bank, the Subordinated Creditors and the Borrower and to the extent that any other person is entitled to either a priority over the Bank and/or the Subordinated Creditors or obtains a final determination that the claim or lien of the Bank or the Subordinated Creditors is invalid, unperfected or unenforceable, then (and only to such extent) this Agreement shall be null and void. Notwithstanding the foregoing, the Bank and the Subordinated Creditors each agree that neither of them shall challenge, contest or seek to avoid the claims of the other or liens of the other in the Assets.

III.     Subordination.

         3.1 Unless and until the within Agreement is terminated by written notice from the Bank, the Subordinated Creditors and the Borrower hereby agree with the Bank that the Subordinated Creditor Obligations and that all collateral for the Subordinated Creditor Obligations are and shall be subject and subordinate to the Bank Priority Obligations and to the rights, remedies, powers, privileges, and discretions of the Bank in and to the Assets.

         3.2 Unless and until the within Agreement is terminated by written notice from the Bank, the Subordinated Creditors shall not

         (1) except as provided in Section 3.4 hereof, demand, accept, or receive from the Borrower or any of its subsidiaries any payment of principal, interest, or other value on account of the Subordinated Creditor Obligations; or


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         (2)      set off, contra, or otherwise apply, all or any part of the the Subordinated Creditor Obligations towards satisfaction of any obligation of the Subordinated Creditor to the Borrower; or

         (3) exercise any of the Subordinated Creditor's rights, remedies, powers, privileges, and discretions with respect to or in any way affecting the Assets.


         3.3 Unless and until the within Agreement is terminated by written notice from the Bank, the Borrower shall not, and shall not cause its subsidiaries to

         (a) except as provided in Section 3.4 hereof, make any payment of principal or interest or give any value to the Subordinated Creditor on account of the Subordinated Creditor Obligations; or

         (b) set off, contra, or otherwise apply, all or any part of any obligation of the Subordinated Creditors to the Borrower towards satisfaction of the Subordinated Creditor Obligations; or

         (c) execute, give, or deliver any evidence of, or collateral for the Subordinated Creditor Obligations.

         3.4 Notwithstanding anything to the contrary herein contained, the Subordinated Creditors may receive, and the Borrower may make, payments of interest on the Subordinated Creditor Obligations at the non-default rate of interest set forth in the Subordinated Creditor Loan Documents, provided that
(a) no Event of Default then exists under the Bank Loan Documents or would arise as a result of, or after giving effect to, the making of such payment to the Subordinated Creditors, and (b) any payment to the Subordinated Creditors shall be made no more frequently than annually and no earlier than the date upon which the Bank receives a principal payment on account of Consolidated Excess Cash Flow, as required by the Bank Loan Documents, and (c) the aggregate of all payments made to the Subordinated Creditors in any fiscal year of the Borrower shall not exceed twenty-five percent (25%) of Consolidated Excess Cash Flow (as defined in the Bank Loan Documents) of the Borrower for its immediately preceding fiscal year.

         3.5 (a) The Subordinated Creditors hereby designates the Bank as and for the attorney-in-fact of the Subordinated Creditors upon the commencement of any bankruptcy or insolvency


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proceeding by or against the Borrower, to exercise any and all rights, remedies, powers, privileges, and discretions of the Subordinated Creditors with respect to the Subordinated Creditor Obligations and/or the Assets. Without limiting the generality of the foregoing, the Bank shall have the right and power to:

               (i) prosecute, defend, compromise, settle, or release any action relating to the the Subordinated Creditor Obligations or the Assets; and

               (ii) file a proof of claim or similar pleading in, participate and vote in the place and stead of the Subordinated Creditors in, and receive any dividend or distribution on account of, any bankruptcy or insolvency proceeding of the Borrower.

               (b) All of the powers of attorney set forth in this Agreement shall not be affected by any disability or incapacity suffered by either of the Subordinated Creditors and shall survive same. All powers conferred on the Bank by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated as provided herein.

               (c) The Bank shall not be obligated to do any of the acts or to exercise any of the powers authorized herein, but if the Bank elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it receives as a result of such exercise of power. The Bank shall not be liable for any act or omission to act pursuant to this Agreement except for the Bank's actual willful misconduct and bad faith.

        3.6 The Bank shall have no duty as to the collection or protection of the Subordinated Creditor Obligations, the Assets or any income or distribution thereon, and shall have no duty as to the preservation of any rights pertaining thereto, including, without limitation, any rights against prior parties.

        3.7 In the event that the Subordinated Creditor receives any payments on account of the Subordinated Creditor Obligations, including, without limitation, under the Subsidiary Security Agreements, except as provided in Section 3.4 hereof, the Subordinated Creditors shall promptly pay the Bank the amount thereof for application to the Bank Priority Obligations.

        3.8 The proceeds (if any) received by the Bank on account of the Subordinated Creditor Obligations pursuant to this Agreement shall be applied towards the Bank Priority Obligations in such order and manner as the Bank determines in its sole


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discretion. Any such proceeds received by the Bank in excess of the amounts necessary to satisfy the Bank Priority Obligations shall be paid to the Subordinated Creditors.

         3.9 The Subordinated Creditors

         (4) waive notice of non-payment, presentment, demand, notice, and protest with respect to the Bank Priority Obligations;

         (5)      waive notice of the acceptance of this agreement by the Bank;

         (6) assent to any extension, renewal, indulgence or waiver, permitted the Borrower and/or any other person liable or obligated to the Bank for or on the Bank Priority Obligations;

         (7) authorize the Bank to alter, amend, cancel, waive, or modify any term or condition of the Bank Priority Obligations and of the obligations of any other person liable or obligated to the Bank for or on the Bank Priority Obligations, without notice to, or consent from, the Subordinated Creditors;

         (8) agree that no compromise, settlement, or release by the Bank of the Bank Priority Obligations or of the obligations of any such other person and no release of any collateral securing the Bank Priority Obligations, and/or securing the obligations of any such other person shall affect the obligations of the Subordinated Creditors hereunder.

         3.10 The subordination effected hereby shall not be affected by any fraudulent, illegal, or improper act by the Borrower, the Subordinated Creditors, or any person liable or obligated to the Bank for or on the Bank Priority Obligations, nor by any release, discharge or invalidation, by operation of law or otherwise, of the Bank Priority Obligations or by the legal incapacity of the Borrower, the Subordinated Creditors, or any other person liable or obligated to the Bank for or on the Bank Priority Obligations. All interest and costs of collection with respect to the Bank Priority Obligations for which the Borrower has agreed to be liable shall continue to accrue and shall continue to be Bank Priority Obligations for purposes of the subordination effected hereby notwithstanding any stay to the enforcement thereof against the Borrower or disallowance therefor against the Borrower. In the event that the Bank is obligated to disgorge


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any payments received from the Borrower on account of the Bank Priority
Obligations, or on account of the Subordinated Creditor Obligations under this Agreement pursuant to an order of any court of competent jurisdiction, the within Agreement and Subordination effected hereby shall be reinstated as if such payments had never been made to the Bank.


IV.     Enforcement Actions

        4.1 Permitted Senior Debt. The Subordinated Creditors acknowledge that notwithstanding anything to the contrary contained in the Subordinated Creditor Loan Documents, the Bank Priority Obligations constitute "Permitted Senior Debt" for purposes of the Subordinated Creditor Loan Documents, and the liens granted to the Bank shall constitute permitted liens thereunder.

        4.2 Default Notices. The Bank and the Subordinated Creditor shall each give the other copies of all notices provided to the Borrower of the occurrence of a Default or an Event of Default, in each case concurrently with the giving of such notice to the Borrower; provided however, that the failure of any party to give such notice shall not affect the rights of the parties established in this Agreement or the validity of the notice.

        4.3 Commencement of Enforcement. The Bank agrees not to commence Enforcement until an Enforcement Notice has been furnished to the other. Notwithstanding the foregoing, the Bank may take reasonable and immediate steps to preserve the value of the Assets, without prior notice to the Subordinated Creditors if, in the judgment of the Bank, immediate action is required.

        4.4 Enforcement Action By Bank. The Bank may undertake Enforcement as to any of the Assets in such order as the Bank in its sole discretion determines and without prior consent of the Subordinated Creditors. Any proceeds realized from any Enforcement undertaken by the Bank shall be applied in accordance with the priorities set forth in Section 2.1. If the Bank requests, the Subordinated Creditors shall release any lien or security interest which it has in the Assets being foreclosed by the Bank in order to convey good record and marketable title to the purchaser at foreclosure, free and clear of the Subordinated Creditors' lien.

        4.5 Enforcement Action by the Subordinated Creditors. Without the prior written consent of the Bank, the Subordinated Creditors may not commence Enforcement or exercise any rights and


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remedies upon default against the Borrower until all Bank Priority Obligations have been paid irrevocably in full.

V.      Insurance.

               The net proceeds of all insurance on the Assets shall be distributed in accordance with provisions of Section 2.1 hereof. The Bank shall have the sole and exclusive right, as against the Subordinated Creditors, to adjust the settlement of each insurance policy in the event of any loss and the Subordinated Creditors shall execute all such documents as may be necessary in connection with the settlement of any such claims.

VI.     Miscellaneous.

        6.1 Notices. All notices hereunder shall be effective upon receipt and shall be writing and sent by either certified mail, return receipt requested, by hand delivery, by a recognized national overnight courier, or by telecopier as follows:

        (a)    If to the Bank: BankBoston, N.A.
                                 One Hundred Federal Street
                                 Boston, Massachusetts 02110
                                 Attention: Diversified Finance
                                 Telecopier: (617) 434-4929

        (b) If to the Subordinated Creditors:
                              Sagaponack Partners, L.P.
                              645 Fifth Avenue
                              New York, New York 10022
                              Attention: Mr. Marc Weisman
                              Telecopier: (212) 355-5056

or to such other address or person as any of the parties hereto may designate in writing to the other parties. Notice shall be deemed received (i) three business days after the same is deposited in the United States Post Office box postage prepaid; (ii) one business day after the same is deposited with a recognized courier service for overnight mail delivery; (iii) on the same day of personal delivery, or (iv) on the same business day if transmitted by facsimile transmission (with receipt by the addressee confirmed) if transmitted by 3:00 p.m. on a business day, otherwise on the following business day after sending, in each case properly addressed to the Bank or the Subordinated Creditors, as applicable.


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        6.2 No benefit to third-parties. The terms and provisions of this
Agreement shall be for the sole benefit of the Bank and the Subordinated Creditors and their respective successors and assigns and no other person, firm, entity, or corporation shall have any right, benefit for priority or interest under or because of this Agreement. In that regard, if any party shall enforce its rights or remedies in violation of the terms of this Agreement, the Borrower shall not use such violation as a defense to any action by any such party under the Bank Loan Documents and/or the Subordinated Creditor Loan Documents, nor assert such violation as a counterclaim or basis for set off against such party.

        6.3 Additional Assurances. The Bank and the Subordinated Creditors shall execute such further instruments, documents, and agreements as may be reasonably requested by the other to more fully vest, perfect and protect the rights and interests of the parties hereto.

        6.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

        6.5 Governing Law. This Agreement shall be governed by the Laws of the Commonwealth of Massachusetts.

        6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original hereof and all of which together shall be deemed a single instrument.

        6.7 Costs of Enforcement. In the event of any dispute between the parties under this Agreement, the prevailing party shall be entitled to collect all costs and expenses, including attorneys' fees from the other.

        6.8 Incorporation of Discussions. The within Agreement incorporates all discussions and negotiations amongst and between the Borrower, the Subordinated Creditors, and the Bank concerning the subordination effected hereby. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No provisions hereof may be altered, amended, waived, canceled, or modified, except by a written instrument executed, sealed, and acknowledged by a duly authorized officer of the Bank.

        6.9 Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Bank hereunder (hereinafter,


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the "BANK'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Bank in exercising or enforcing any of the Bank's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Bank of any of the Bank's Rights and Remedies or of any default or remedy under any other agreement with the Borrower or the Subordinated Creditor shall operate as a waiver of any other default hereunder or thereunder. No exercise of the Bank's Rights and Remedies and no other agreement or transaction, of whatever nature, entered into between the Bank and the Subordinated Creditor and/or between the Bank and the Borrower at any time shall preclude any other or further exercise of the Bank's Rights and Remedies. No waiver by the Bank of any of the Banks' Rights and Remedies on any one occasion shall be deemed a continuing waiver. All of the Bank's Rights and Remedies and all of the Bank's rights, remedies, powers, privileges, and discretions under any other agreement with the Subordinated Creditors and/or the Borrower shall be cumulative, and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and its seal to be hereto affixed as of the date first above written.

                                     BANKBOSTON, N.A.


                                     By:_____________________________________
                                     Name:
                                     Title:


                                     SAGAPONACK PARTNERS, L.P.


                                     By:_____________________________________
                                     Name:
                                     Title:

                                     SAGAPONACK INTERNATIONAL PARTNERS, L.P.


                                     By:_____________________________________
                                     Name:
                                     Title:


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                           ACKNOWLEDGMENT OF BORROWER

        The undersigned, Borrower, hereby acknowledges and agrees to the terms set forth in the foregoing Intercreditor and Subordination Agreement.


                                             WATSON GENERAL CORPORATION

                                             By:_______________________

                                             Name: ____________________

                                             Title: ___________________


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